UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 5, 2021

To:	Our Class B-1, Class B-2 and Class B-3 Shareholders

As recently announced, CME Group’s Nominating and Governance Committee completed their interview and selection processes for nominees for election to our Board of Directors at this year’s Annual Meeting of Shareholders. All members of the CME Group Board of Directors will be elected on an annual basis for a term of one-year, including those directors elected by the Class B shareholders.

Our 2021 Annual Meeting will be held on Wednesday, May 5, 2021. We plan to mail to you in late March, a proxy statement from our Board of Directors relating to the Annual Meeting. The proxy statement will contain detailed information about the proposals to be presented to a vote of shareholders at the meeting. The proxy statement will identify and contain information about the director nominees referred to as the “Equity Director nominees” to be elected by the holders of Class A and Class B shares of common stock voting together at the Annual Meeting.

In the meantime, we would like to take this opportunity to inform you of the Class B director nominees and review the petitioning process for Class B director nominees. Additional information regarding the Class B director nominees will be contained in the proxy statement. We are not asking for your proxy at this time and will only do so after we have mailed our proxy statement to our shareholders.

To vote your shares you will need the control number included in the materials. We have been advised by the vendor who facilitates the voting, that they will no longer provide individual requests for missing control numbers. To ensure delivery and access to your control number, we recommend that you sign up to receive your materials via email per the instructions below. If you are not receiving your materials electronically, please make sure your mailing address is up to date. Please take such actions at least 2 business days prior to the record date of March 8, 2021. Without your control number you will not be able to vote your shares.

To enroll for electronic delivery, please log onto the following website: http://enroll.icsdelivery.com/CME and complete the E-Delivery Enrollment form on the right side of the screen. Your enrollment will be effective until cancelled. You will then receive an email in late March from id@ProxyVote.com or edelivery@ms-bounce.broadridge.com with your control number to vote your Class B shares. Once you sign up you should add this email address to your safe sender list to ensure it is not sent to your spam/junk folder.

CLASS B DIRECTOR NOMINEES

Class B-1 Director Nominees

Three (3) directors will be elected by the holders of the Class B-1 shares from the following nominees:

William W. Hobert

Patrick J. Mulchrone

Robert J. Tierney Jr.

Class B-2 Director Nominees

Two (2) directors will be elected by the holders of the Class B-2 shares from the following nominees:

Michael G. Dennis

Yra G. Harris

Patrick W. Maloney

John (Jack) D. Newhouse Jr.

Class B-3 Director Nominees

One (1) director will be elected by the holders of the Class B-3 shares from the following nominee:

Elizabeth A. Cook

Petitioning Process

Individuals who are have not been nominated as a Class B director nominee by the CME Group Nominating and Governance Committee who would like to be included in the proxy statement as a nominee, must petition for inclusion. As set forth in the Bylaws, petitioners must obtain the required number of nominations from the holders of shares in their particular class (Class B-1 and Class B-2: 100 nominations) (Class B-3: 150 nominations). Evidence of such nominations must be provided to the Company no later than 10 business days from this announcement, prior to 5:00 p.m., Chicago time, Thursday, February 18, 2021.

We recognize the unique nature of petitioning during the pandemic. Therefore, if you plan to petition, please contact Meg Wright to discuss the process for submitting evidence of the nominations to meet the requirements.

Prospective candidates who comply with the petition procedures will be included in the Company’s proxy statement to be distributed to shareholders in connection with the Annual Meeting.

Campaigning Process

The Class B nominees may solicit votes in advance of the Annual Meeting; however, such activities are considered a proxy solicitation under the Securities Exchange Act and need to be conducted in accordance with Securities and Exchange Commission rules governing those solicitations. Additionally, no written solicitation materials can be mailed or distributed prior to the time we have mailed the Company’s definitive proxy statement to our shareholders. We expect this mailing to occur in late March.

If you have any questions about the nomination, election process or the Annual Meeting, please feel free to contact Meg Wright (312) 930-3305, meg.wright@cmegroup.com) or Jenelle Chalmers (312) 953-6052, jenelle.chalmers@cmegroup.com).

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CME Group Inc. plans to file with the Securities and Exchange Commission and mail a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2021 Annual Meeting. Shareholders of CME Group Inc. should read the proxy statement carefully when it becomes available because it will contain important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

Shareholders can obtain free copies of the proxy statement when it becomes available by contacting the Shareholder Relations and Member Services Department, CME Group Inc., 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by CME Group Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition to the proxy statement, CME Group Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission’s web site at www.sec.gov.

CME Group Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CME Group Inc.’s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.